SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 1, 1999


                                  MEDQUIST INC.
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          New Jersey                       0-19941                 23-2531298
-------------------------------    ------------------------   ---------------------
(State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer
 incorporation or organization)                               Identification Number)




                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (609) 596-8877
                                                            -------------

Item 5.  Other Events.

     On November 30, 1998, the Registrant entered into an Agreement and Plan of Merger to acquire Transcriptions Ltd. of Florida, Inc. ("TLF"). Closing of the transaction was completed on November 30, 1998. The Registrant issued approximately 809,000 shares of its common stock.

     On September 18, 1998, the Registrant entered into an Agreement and Plan of Merger to acquire The MRC Group, Inc. ("MRC"). Closing of the transaction was completed on December 10, 1998. The Registrant issued approximately 8.61 million shares of its common stock and assumed all MRC options. MRC shareholders now own approximately 26% of the common stock of Registrant. The financial statements of MRC were previously filed for the periods specified in Rule 3-05(b) of Regulation S-X as part of the Registrant's November 2, 1998 Registration Statement on Form S-4 (Registration Statement No. 333-66447) (the "November 2, 1998 S-4") and were incorporated by reference thereto in the Registrant's Current Report on Form 8-K filed on December 15, 1998. In addition, pro-forma financial information required to be filed pursuant to Article 11 of Regulation S-X was previously filed as part of the Registrant's November 2, 1998 S-4 and incorporated by reference thereto into the Registrant's Current Report on Form 8-K filed on December 15, 1998.

     Both the TLF and the MRC mergers were accounted for as pooling-of-interests. Accordingly, the Company's consolidated financial statements have been retroactively restated to reflect the merger with MRC.

Item 7.  Financial Statements and Exhibits.

     The following financial statements and exhibits are being filed as part of this report:

(a)  Financial Statements

MEDQUIST INC. AND SUBSIDIARIES

     Report of Independent Public Accountants

     Supplemental Consolidated Balance Sheets, December 31, 1996 and 1997

     Supplemental Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997

     Supplemental Consolidated Statements of Shareholders' Equity for the years ended December 31, 1995, 1996 and 1997

     Supplemental Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997

     Notes to Supplemental Consolidated Financial Statements

     Supplemental Consolidated Balance Sheets, December 31, 1997 and June 30, 1998 (unaudited)

     Supplemental Unaudited Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1998

     Supplemental Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1998

     Notes to Supplemental Unaudited Consolidated Financial Statements

(b)  Exhibits

23.1 Consent of Arthur Andersen LLP


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEDQUIST INC.

                                          By:  /s/ John M. Suender
                                              ---------------------------
                                               John M. Suender
                                               Senior Vice President and
                                               General Counsel

Date: March 1, 1999
      -------------

                          INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
MEDQUIST INC. AND SUBSIDIARIES
Report of Independent Public Accountants .............................................   F-2
Supplemental Consolidated Balance Sheets, December 31, 1996 and 1997 .................   F-3
Supplemental Consolidated Statements of Operations for the  years ended December 31,
     1995, 1996 and 1997 .............................................................   F-4
Supplemental Consolidated Statements of Shareholders' Equity for the years ended
     December 31, 1995, 1996 and 1997 ................................................   F-5
Supplemental Consolidated Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997 .............................................................   F-6
Notes to Supplemental Consolidated Financial Statements ..............................   F-7
Supplemental Consolidated Balance Sheets, December 31, 1997 and June 30, 1998
     (unaudited) .....................................................................   F-25
Supplemental Unaudited Consolidated Statements of Operations for the nine months ended
     September 30, 1997 and 1998 .....................................................   F-26
Supplemental Unaudited Consolidated Statements of Cash Flows for the nine months ended
     September 30, 1997 and 1998 .....................................................   F-27
Notes to Supplemental Unaudited Consolidated Financial Statements ....................   F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MedQuist Inc.:

We have audited the accompanying supplemental consolidated balance sheets of MedQuist Inc. (a New Jersey corporation) and Subsidiaries as of December 31, 1996 and 1997, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. The supplemental consolidated statements give retroactive effect to the Company's mergers with The MRC Group, Inc. on December 10, 1998 and Transcriptions Ltd. of Florida, Inc. on November 30, 1998, which have been accounted for as pooling-of-interests, as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of MedQuist Inc. and its subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the mergers with The MRC Group, Inc. on December 10, 1998 and Transcriptions Ltd. of Florida, Inc. on November 30, 1998 as described in Note 1, all in conformity with generally accepted accounting principles.

                                                Arthur Andersen LLP

Philadelphia, Pa.,
December 22, 1998

                         MEDQUIST INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                    December 31
                                                                               ---------------------
                                                                                 1996         1997
                                                                               --------     --------
                               ASSETS
Current assets:
   Cash and cash equivalents .............................................     $ 14,940     $ 14,489
   Short-term investments ................................................        3,002        4,003
   Accounts receivable, net of allowance of $1,032 and $1,298 ............       32,315       41,819
   Deferred income taxes .................................................        3,022        2,871
   Prepaid expenses and other ............................................          665          307
                                                                               --------     --------
                  Total current assets ...................................       53,944       63,489
Property and equipment, net ..............................................       21,298       25,442
Intangible assets, net ...................................................       79,531       82,382
Other ....................................................................        3,778        2,154
                                                                               --------     --------
                                                                               $158,551     $173,467
                                                                               ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt .....................................     $  4,391     $  6,792
   Accounts payable ......................................................        4,976        5,777
   Accrued payroll .......................................................        5,663        7,175
   Accrued expenses ......................................................        5,431        7,443
                                                                               --------     --------
                  Total current liabilities ..............................       20,461       27,187
                                                                               --------     --------
Long-term debt ...........................................................        9,964        7,589
Other long-term liabilities ..............................................        1,219        1,130
Deferred income taxes ....................................................        6,197        6,188
Commitments and contingencies (Note 10)
Shareholders' equity:
   Common stock, no par value, 60,000 shares authorized, 31,428 and 32,138
     shares issued and outstanding .......................................         --           --
   Additional paid-in capital ............................................      115,978      119,008
   Retained earnings .....................................................        4,732       12,365
                                                                               --------     --------
                  Total shareholders' equity .............................      120,710      131,373
                                                                               --------     --------
                                                                               $158,551     $173,467
                                                                               ========     ========


        The accompanying notes are an integral part of these statements.
                                       F-3

                         MEDQUIST INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


                                                                         Year Ended December 31
                                                            -------------------------------------------
                                                               1995             1996             1997
                                                            ---------        ----------       ---------
Revenues ............................................       $ 109,657        $ 152,109        $ 216,158
Costs and expenses:
   Cost of revenues .................................          86,265          118,359          168,596
   Selling, general and administrative ..............           9,144           12,527           15,001
   Depreciation .....................................           5,752            7,372           10,339
   Amortization .....................................             896            3,150            5,652
   Restructuring charges ............................             347              644            2,075
                                                            ---------        ---------        ---------
                  Total operating expenses ..........         102,404          142,052          201,663
Operating income ....................................           7,253           10,057           14,495
Interest expense, net ...............................           4,252            2,049              469
                                                            ---------        ---------        ---------
Income from continuing operations before income taxes           3,001            8,008           14,026
Income tax provision ................................             640            2,720            5,293
                                                            ---------        ---------        ---------
Income from continuing operations ...................           2,361            5,288            8,733
Discontinued operations, net of income taxes:
     Income from operations .........................           1,451             --               --
     Loss on disposal ...............................          (3,180)            --               --
                                                            ---------        ---------        ---------
Income before extraordinary item ....................             632            5,288            8,733
Loss on early extinguishment of debt, net of
   income tax benefit ...............................            (545)            --               --
                                                            ---------        ---------        ---------
Net income ..........................................              87            5,288            8,733
Inducement of warrant exercise ......................            --               (707)            --
                                                            ---------        ---------        ---------
Net income available to common shareholders .........       $      87        $   4,581        $   8,733
                                                            =========        =========        =========

Basic income per common share (Note 1):
   Income from continuing operations ................       $    0.23        $    0.22        $    0.28
   Discontinued operations ..........................           (0.17)            --               --
   Extraordinary item ...............................           (0.05)            --               --
   Inducement of warrant exercise ...................            --              (0.03)            --
                                                            ---------        ---------        ---------
                                                            $    0.01        $    0.19        $    0.28
                                                            =========        =========        =========
Diluted income per common share (Note 1):
   Income from continuing operations ................       $    0.22        $    0.20        $    0.26
   Discontinued operations ..........................           (0.16)            --               --
   Extraordinary item ...............................           (0.05)            --               --
   Inducement of warrant exercise ...................            --              (0.03)            --
                                                            ---------        ---------        ---------
                                                            $    0.01        $    0.17        $    0.26
                                                            =========        =========        =========

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)



                                                                Common Stock             Additional
                                                            --------------------          Paid-in        Retained
                                                            Shares        Amount          Capital        Earnings          Total
                                                            ------        ------         ----------      ---------       ---------
BALANCE, DECEMBER 31, 1994 ........................         10,419       $    --         $   9,860       $   2,490       $  12,350
   Net income .....................................           --              --              --                87              87
   Exercise of Common stock options,
     including tax benefit ........................            556            --             1,506            --             1,506
   Merger costs ...................................           --              --               (51)           --               (51)
   Distributions ..................................           --              --              --            (1,498)         (1,498)
   Issuance of Common stock in connection with
     business acquisition .........................             70            --               185            --               185
                                                         ---------       ---------       ---------       ---------       ---------

BALANCE, DECEMBER 31, 1995 ........................         11,045            --            11,500           1,079          12,579
   Net income .....................................           --              --              --             5,288           5,288
   Exercise of Common stock options,
     including tax benefit ........................             98            --               336            --               336
   Issuance of Common stock in connection with
     business acquisitions ........................          4,773            --            10,751            --            10,751
   Sale of Common stock, net of expenses ..........         12,532            --            86,707            --            86,707
   Distributions ..................................           --              --              --              (928)           (928)
   Exercise of warrants, including
     inducement charge ............................          3,016            --             6,980            (707)          6,273
   Purchase and retirement of Common stock, at cost
                                                               (36)           --              (296)           --              (296)
                                                         ---------       ---------       ---------       ---------       ---------

BALANCE, DECEMBER 31, 1996 ........................         31,428            --           115,978           4,732         120,710
   Net income .....................................           --              --              --             8,733           8,733
   Exercise of Common stock options,
     including tax benefit ........................            533            --             2,377            --             2,377
   Sale of Common stock, net of expenses ..........             33            --               251            --               251
   Distributions ..................................           --              --              --            (1,100)         (1,100)
   Purchase and retirement of Common stock, at cost
                                                               (82)           --              (676)           --              (676)
   Exercise of warrant, including
     tax benefit ..................................            226            --             1,078            --             1,078
                                                         ---------       ---------       ---------       ---------       ---------

BALANCE, DECEMBER 31, 1997 ........................         32,138       $    --         $ 119,008       $  12,365       $ 131,373
                                                         =========       =========       =========       =========       =========

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              Year Ended December 31
                                                                    ----------------------------------------
                                                                       1995           1996           1997
                                                                     --------       --------       --------
OPERATING ACTIVITIES:
   Net income .................................................      $     87       $  4,581       $  8,733
   Adjustments to reconcile net income to net cash
     provided by operating activities-
       Depreciation and amortization ..........................         8,295         10,522         15,991
       Amortization of debt discounts .........................           131            704           --
       Loss on disposal of discontinued operations ............         4,286           --             --
       Loss on early extinguishment of debt ...................           545           --             --
       Deferred income tax provision (benefit) ................          (146)         1,813           (200)
       Loss (gain) on disposal of property ....................            (1)          --              223
       Changes in assets and liabilities, excluding
          effects of acquisitions and divestitures--
           Accounts receivable, net ...........................          (908)        (5,571)        (7,230)
           Prepaid expenses and other .........................           452          1,403            631
           Other assets .......................................           (26)           182           (362)
           Accounts payable ...................................           303         (1,983)           543
           Accrued payroll ....................................          (244)           773            817
           Accrued expenses ...................................          (123)        (1,605)         2,358
           Other long-term liabilities ........................           (91)           (79)           (87)
                                                                     --------       --------       --------
           Net cash provided by operating activities ..........        12,560         10,740         21,417
                                                                     --------       --------       --------
INVESTING ACTIVITIES:
   Purchases of property and equipment ........................        (7,065)        (6,509)       (13,716)
   Acquisitions, net of cash acquired .........................        (1,825)       (26,205)        (5,628)
   Proceeds from divestiture ..................................        16,723           --             --
   Sale (purchase) of investments .............................         2,400         (5,893)           973
                                                                     --------       --------       --------
           Net cash provided by (used in)investing activities..        10,233        (38,607)       (18,371)
                                                                     --------       --------       --------
FINANCING ACTIVITIES:
   Repayments of long-term debt and subordinated payable ......       (24,485)       (38,728)        (3,757)
   Proceeds from issuance of long-term debt ...................         5,000          7,057           --
   Borrowing under line of credit .............................           265             64           --
   Merger costs ...............................................           (51)          --             --
   Distributions ..............................................        (1,506)          (973)        (1,100)
   Proceeds from exercise of Common stock options .............           296            226          1,277
   Net proceeds from issuance of Common stock .................           796         68,714            251
   Purchase and retirement of Common stock, at cost ...........          --             (296)          (676)
   Deferred financing costs ...................................          (178)          --             --
   Proceeds from exercise of warrants .........................          --             --              508
                                                                     --------       --------       --------
           Net cash provided by (used in) financing activities        (19,863)        36,064         (3,497)
                                                                     --------       --------       --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..........         2,930          8,197           (451)
CASH AND CASH EQUIVALENTS, BEGINNING
   OF YEAR ....................................................         3,813          6,743         14,940
                                                                     --------       --------       --------
CASH AND CASH EQUIVALENTS, END OF YEAR ........................      $  6,743       $ 14,940       $ 14,489
                                                                     ========       ========       ========

        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

MedQuist Inc. (the "Company" or "MedQuist") is a leading national provider of electronic transcription and document management services to the health care industry in the United States. MedQuist was incorporated in New Jersey in 1987 as a group of outpatient health care businesses affiliated with a nonprofit health care provider. In May 1994, Transcriptions, Ltd. was acquired (see Note
2). In November 1995, the Company discontinued its receivables management business. The operations and net assets of the receivables management business and the outpatient businesses, which together formed one business segment, have been accounted for as discontinued operations (see Note 3).

Basis of Presentation

On May 28, 1998, the Company consummated the acquisition of Digital Dictation, Inc. ("DDI"). The acquisition was accounted for using the pooling-of-interests method of accounting and the Company's historical financial statements were retroactively restated to reflect the combination with DDI. The restated financial statements were issued in Item 5 of the Company's June 30, 1998 quarterly report on Form 10-Q.

On August 18, 1998, the Company consummated the acquisition of Signal Transcription Network, Inc. ("Signal"). The acquisition was accounted for using the pooling-of-interests method of accounting and the Company's historical financial statements were retroactively restated to reflect the Combination with Signal. The restated financial statements were issued in Item 5 of the Company's September 30, 1998 quarterly report on Form 10-Q.

On November 30, 1998 and December 10, 1998, the Company consummated the acquisitions of Transcriptions Ltd. of Florida, Inc. ("TLF") and The MRC Group, Inc. ("MRC"), respectively, which will be accounted for using the pooling-of-interests method. Accounting Principles Board Opinion No. 16 precludes the restatement of financial statements for a pooling-of-interests transaction prior to the issuance of financial statements covering a period encompassed by the transaction. Accordingly, the accompanying consolidated financial statements set forth a supplemental presentation of the Company's financial statements, retroactively restated to reflect the combinations with TLF and MRC (see Note 11). The accompanying supplemental consolidated financial statements do not include the estimated transaction costs related to the TLF and MRC acquisitions of $9,500, and costs associated with known bonus and severance arrangements with former MRC employees of approximately $1,600, which will be charged to expense in the quarter ended December 31, 1998. In addition, the Company expects to record a restructuring charge in the quarter ended December 31, 1998 for certain costs associated with combining the companies, primarily severance and duplicate facility leases.

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Pro Forma Presentation for Signal and TLF Income Taxes

Prior to their mergers with the Company, Signal and TLF were taxed as "S" Corporations. Accordingly, no tax provision is included in the accompanying supplemental financial statements related to Signal and TLF's income. The following pro forma presentation sets forth the Company's supplemental income tax provision, income from continuing operations and income from continuing operations per share as if Signal and TLF had been taxed as "C" Corporations for all periods presented.


                                                                  YEAR ENDED DECEMBER 31
                                                            ---------------------------------
                                                             1995         1996          1997
                                                            -------      -------      -------
Income from continuing operations before income
  taxes, as reported .................................      $ 3,001      $ 8,008      $14,026
Pro forma income tax provision .......................        1,312        3,357        5,975
                                                            -------      -------      -------
Pro forma income from continuing operations ..........      $ 1,689      $ 4,651      $ 8,051
                                                            =======      =======      =======
Pro forma income per share from continuing operations:
     Basic ...........................................      $  0.16      $  0.19      $  0.25
     Diluted .........................................      $  0.16      $  0.18      $  0.24


Common Stock Splits

On September 9, 1997, the Company effected a three-for-two stock split for all shares of Common stock. Further, on June 15, 1998, the Company effected a two-for-one stock split for all shares of Common stock. All share data in the accompanying financial statements has been retroactively adjusted to reflect both stock splits.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities and contingency disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Fees for transcription-related services are based primarily on contracted rates, and revenue is recognized upon the rendering of services and delivery of records.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less, consisting primarily of cash on deposit with banks. At December 31, 1997, cash and cash equivalents included a restricted certificate of deposit of $1,339 which was used to repay a note payable in January 1998.
                                       F-8

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Investments

Investments held by the Company consist primarily of investments in high-quality, fixed-income bonds with varying maturities and rates. At December 31, 1996 and 1997, these investments totaled $5,975 and $4,003, respectively, and are included in short-term investments and long-term other assets in the accompanying supplemental consolidated balance sheets. In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," debt securities that the Company has both the intent and ability to hold to maturity are carried at amortized cost.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets, which range from two to seven years for furniture, equipment and software, and the lease term for leasehold improvements. Repairs and maintenance costs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on disposals are charged to operations. Certain internally developed software costs totaling $171, have been capitalized in 1997 in accordance with the AICPA's Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which was early adopted by DDI prior to its merger with the Company. These costs include $142 of salaries and fringe benefits for software developers and $29 of telecommunications and outside consultant costs. Such costs will be amortized, beginning in 1998, using the straight-line method over the estimated useful life of five years.

Intangible Assets

Intangible assets consist primarily of the excess of cost over the net asset value of acquired businesses, customer lists, non-compete agreements and employee bases. The excess of cost over the net asset value related to the May 1994 acquisition of Transcriptions, Ltd. (see Note 2) is being amortized over 40 years. The excess of cost over the net asset value related to other acquisitions is being amortized over 20-30 years. Customer lists and employee bases are being amortized over 10-20 years and five years, respectively. Non-compete agreements are amortized over their terms, ranging from 1.5 years to four years. Subsequent to its acquisitions, the Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows in measuring whether the intangible asset should be written down to fair value. Measurement of the amount of the impairment will be based on appraisal, market value of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the assets. As of December 31, 1997, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.

Preferred Stock Investment

During 1997, MRC invested $1,200 for an approximate 10% preferred stock equity interest in Articulate Systems, Inc. The investment has been accounted for under the cost method of accounting and is included in long-term other assets in the accompanying supplemental consolidated balance sheets.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

MRC Restructuring Charges

In 1995, MRC's board of directors approved a management plan to close certain client service centers (CSC's) in order to reduce costs and improve operating efficiencies. The cost of implementing the plan totaled approximately $347 and was primarily related to long-term non-cancelable leases. The charge was recognized in 1995 in accordance with the criteria set forth in EITF 94-3; Liability Recognition For Costs to Exit An Activity (Including Certain Costs Incurred In A Restructuring) and is reflected in the consolidated statement of operations as restructuring charges.

In 1996, MRC's board of directors approved a separate management plan to close and or merge several redundant CSC's as well as certain corporate offices in order to reduce costs and improve operating efficiencies. The plan was essentially completed during 1997 and included the cost of exiting certain facilities, primarily related to non-cancelable leases, and employee severance costs. Costs associated with the plan of approximately $644 have been recognized in 1996 in accordance with EITF 94-3 and are reflected in the supplemental consolidated statement of operations as restructuring charges.

In 1997, MRC's board of directors approved a separate management plan to close and/or merge several redundant CSC's in order to further reduce costs and improve operating efficiencies. The plan anticipated completion during 1998 and included the cost of exiting certain facilities, primarily related to non-cancelable leases and the disposition of fixed assets, and employee severance costs. Costs associated with the plan of approximately $2,075 have been recognized in 1997 in accordance with EITF 94-3 and are reflected in the supplemental consolidated statement of operations as restructuring charges. Included in this amount is approximately $705 for the disposal of assets and approximately $800 in severance and employee contract buy outs. The balance is primarily related to non-cancelable lease costs. The severance costs are attributable to eight individuals from various levels of operational and senior management.

As of December 31, 1996 and 1997, approximately $870 and $1,733 of these activities had not been completed and are included in accrued expenses in the supplemental consolidated balance sheets. All other costs have been paid or charged to the accrual.

Advertising Costs

The Company charges advertising costs to expense as incurred. Advertising expense was $191, $329 and $678 for the years ended December 31, 1995, 1996 and 1997, respectively.

Research and Development Costs

Research and development costs are expenses as incurred. There were no research and development costs in 1995. Total research and development costs were approximately $450 and $550 for the years ended December 31, 1996 and 1997, respectively.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Statements of Cash Flow Information

For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $3,841, $1,404 and $1,027, respectively, and income taxes of $521, $1,700 and $3,162, respectively. Capital lease obligations of $612, $191 and $174 were incurred on equipment leases entered into in 1995, 1996 and 1997, respectively. In 1996, $500 of debt was exchanged for shares of capital stock.

The following table displays the net noncash financing activities resulting from the Company's business acquisitions accounted for under the purchase method (see
Note 2):

                                                        YEAR ENDED DECEMBER 31
                                                     ----------------------------
                                                   1995           1996           1997
                                                 --------       --------       --------
Noncash net assets acquired ...............      $ 24,724       $ 35,724       $  8,965
Less- Seller notes and payables ...........       (22,714)        (3,318)        (3,337)
Common stock issued .......................          (185)        (6,201)          --
                                                 --------       --------       --------

    Net cash paid for business acquisitions      $  1,825       $ 26,205       $  5,628
                                                 ========       ========       ========


Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Income Per Common Share

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." This statement establishes new standards for computing and presenting earnings per share and requires the restatement of prior year amounts. The Company adopted SFAS No. 128 effective December 31, 1997.

Basic income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period. Diluted income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period, adjusted for the dilutive effect of Common stock equivalents, which consist of stock options, using the treasury stock method.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

The table below sets forth the reconciliation of the numerators and denominators of the basic and diluted income per share computations for income from continuing operations:



                                                               YEAR ENDED DECEMBER 31
                    ----------------------------------------------------------------------------------------------------------
                                    1995                                1996                               1997
                    ---------------------------------     --------------------------------   ---------------------------------
                                                PER                                  PER                                 PER
                                               SHARE                                SHARE                               SHARE
                       INCOME      SHARES      AMOUNT      INCOME      SHARES       AMOUNT    INCOME      SHARES        AMOUNT
                       ------      ------      ------      ------      ------       ------    ------      ------        ------
Basic income from
continuing
operations ......      $2,361      10,289      $ 0.23      $5,288      24,138       $ 0.22    $8,733      31,726       $ 0.28
Effect of
dilutive
securities ......        --           552       (0.01)        --        1,906        (0.02)     --         1,632        (0.02)
                       ------      ------       -----      ------      ------       ------    ------      ------       ------


Diluted income
from continuing
operations ......      $2,361      10,841      $ 0.22      $5,288      26,044      $  0.20    $8,733      33,358       $ 0.26
                       ======      ======       =====      ======      ======      =======    ======      ======       ======


For the years ended December 31, 1995, 1996 and 1997, 645, 1,288 and 1,961
Common stock options and warrants were excluded from the diluted computation because their effect would be anti-dilutive.

New Accounting Pronouncement

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will have no effect on the Company's financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. ACQUISITIONS

Effective May 1, 1994, the Company purchased substantially all of the assets of Transcriptions, Ltd. and affiliates ("Transcriptions"), as well as assumed certain liabilities, as defined, for $16,930 in cash, including acquisition costs of $322, plus the payment of Transcriptions' interest bearing debt of $5,816, plus a deferred purchase price based on future operating results. Effective December 29, 1995, and in connection with the sale of the receivables management division (see Note 3), the Company fixed the deferred purchase price by agreeing to pay the former owners of Transcriptions $18,375 in cash and issue 2,584 shares of Common stock (valued at $4,550 for financial reporting purposes) on August 31, 1996.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

2. ACQUISITIONS -- (CONTINUED)

The total purchase price for the Transcriptions acquisition was $44,797. The acquisition has been accounted for using the purchase method with the purchase price allocated to the fair value of the acquired assets and liabilities.

In July 1996, MRC acquired all of the outstanding capital stock of Medical Records Corp. The former shareholders of Medical Records Corp. received total consideration of approximately $27,000, consisting of cash, notes and shares of Common stock. The acquisition was accounted for as a purchase, and the results of Medical Records Corp. are included in the accompanying supplemental consolidated financial statements from the date of the acquisition. In connection with the acquisition, MRC assumed certain acquisition-related liabilities from Medical Records Corp. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. The allocation resulted in goodwill and other intangible assets of approximately $33,015, which are being amortized over lives of 1.5 to 30 years.

The following unaudited pro forma summary presents the results of operations of the Company as if the payment of the Transcriptions deferred purchase price, which causes additional amortization and interest expense, and the Medical Records Corp. acquisition had occurred on January 1, 1995.

                                                      YEAR ENDED DECEMBER 31
                                                     ------------------------
                                                       1995           1996
                                                       ----           ----
Revenues .....................................      $ 152,259       $ 179,683
Income (loss) from continuing operations .....         (4,053)            726
Basic and diluted income (loss) per share from
     continuing operations ...................           (.39)            .03

From 1995 through 1997, the Company completed several smaller acquisitions accounted for using the purchase method. Pro forma information is not presented as these acquisitions are not material to the Company.

Certain of the acquisitions provide for additional consideration to be paid if net future billings to defined customers exceed specified contractual levels. These provisions expire in 2000 and 2001, and are generally payable on a quarterly basis. When the contingency is resolved and additional consideration is due, the Company accounts for the payment as additional purchase price and amortizes the additional amount paid over the remaining life of the asset.

In 1998, the Company completed certain acquisitions accounted for under the pooling-of-interests method (see Note 11).

3. DISCONTINUED OPERATIONS

In December 1995, the Company sold its receivables management business for total consideration of $17,330. The accompanying financial statements reflect the receivables management business as discontinued operations. For the year ended December 31, 1995, the discontinued operation generated revenue of $18,767 and net income of $1,451. The 1995 divestiture generated an after-tax loss of $3,180, which includes net income of $113 related to operations from the November 14, 1995 measurement date through the December 29, 1995 disposal date.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

4. PROPERTY AND EQUIPMENT

                                                            DECEMBER 31
                                                     -----------------------
                                                       1996           1997
                                                       ----           ----

Furniture, equipment and software .............      $ 37,098       $ 46,608
Leasehold improvements ........................           911          1,341
                                                     --------       --------
                                                       38,009         47,949
Less- Accumulated depreciation and amortization       (16,711)       (22,507)
                                                     --------       --------

                                                     $ 21,298       $ 25,442
                                                     ========       ========

In 1995, MRC evaluated the remaining estimated useful lives of certain equipment, including dictation equipment and related software. As a result, the remaining lives of these assets were shortened, which resulted in an increase in depreciation expense of $741 in 1995.

5. INTANGIBLE ASSETS

                                                   DECEMBER 31
                                             ----------------------
                                               1996           1997
                                            --------       --------

Excess of cost over net asset value of
  acquired businesses ................      $ 62,940       $ 64,600
Customer lists .......................        14,880         21,552
Non-compete agreements ...............         3,305          3,405
Employee base ........................         2,439          2,514
Other ................................           122            137
                                            --------       --------
                                              83,686         92,208
Less- Accumulated amortization .......        (4,155)        (9,826)
                                            --------       --------

                                            $ 79,531       $ 82,382
                                            ========       ========

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

6. LONG-TERM DEBT

                                                                            DECEMBER 31
                                                                      -----------------------
                                                                        1996           1997
                                                                      --------       --------

Line of credit .................................................      $    329       $    132
Note payable to bank ...........................................         6,650          5,250
Note payable to former shareholders' of
    Medical Records Corp. ......................................         2,000          2,000
Subordinated convertible 6% promissory note, due September 2003,
    converted in January 1998 ..................................         1,288          1,288
Promissory notes, repaid in January 1998 .......................           979          3,797
Capital lease obligations ......................................         2,910          1,786
Other ..........................................................           199            128
                                                                      --------       --------
                                                                        14,355         14,381
Less- current portion ..........................................        (4,391)        (6,792)
                                                                      --------       --------

                                                                      $  9,964       $  7,589
                                                                      ========       ========


On April 23, 1997, the Company amended its credit facility to provide for a $10 million unsecured senior revolving line of credit through April 23, 2000. The revolver bears interest at resetting rates selected by the Company from various alternatives. The interest rate alternatives are either (i) the greater of (x) prime rate, (y) the federal funds rate plus 0.5% (z) the bank's certificate of deposit rate plus 1%, or (ii) LIBOR plus 0.75%. The credit facility also allows for the Company to finance up to 100% of any acquisitions of companies that are in the business of providing transcriptions-related services. The financing of these acquisitions may be carved out of the revolver and amortized over 20 consecutive quarters. Each acquisition term loan that is created would permanently reduce the remaining borrowings under the revolver.

In addition to acquisitions, the revolver can be used for working capital and general corporate purposes. To the extent any amounts under the revolver are repaid, other than acquisition term loans, the Company may reborrow such amounts. The credit facility requires the Company to maintain certain financial and non-financial covenants, including limitations on capital expenditures and dividends.

For the year ended December 31, 1997, the Company did not incur any interest expense on the revolving credit facility as there were no borrowings on this credit facility during the year. For the years ended December 31, 1995 and 1996, the Company incurred interest expense of $498 and $49 on the revolving credit facility, at a weighted average interest rate of 8.96% and 9.78%. The highest outstanding borrowings under the revolver during 1995 and 1996 were $7,332 and $2,534, respectively.

In connection with the acquisition of Medical Records Corp., MRC entered into a note agreement with a bank. The note was for $7,000 with an interest rate of LIBOR plus 1.65%, which totals approximately 7.3% at December 31, 1997. The note is secured by substantially all of MRC's assets. The agreement requires the payment of interest quarterly along with equal monthly principal payments of $117 through September 2001. The note requires the maintenance of certain financial covenants, including a minimum net income covenant.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

6. LONG-TERM DEBT -- (CONTINUED)

In connection with the acquisition of Medical Records Corp., MRC issued seven year, 8% unsecured notes to former shareholders of Medical Records Corp. for $2,000. The notes require the payment of interest quarterly, with annual principal payments of $500 beginning in July 2000.

In December 1995, MedQuist restructured its prior credit facility. In connection with the restructuring, the Company charged to expense, as an extraordinary item, the related deferred financing costs of $826, increasing the 1995 net loss by $545.

In January 1998, the subordinated convertible 6% promissory note was converted into 172 shares of Common stock at a conversion price of $7.48 per share.

Long-term debt maturities as of December 31, 1997, are as follows:

             1998 .................................    $    6,792
             1999 .................................         1,736
             2000 .................................         1,972
             2001 .................................         1,585
             2002 .................................           508
             2003 and thereafter ..................         1,788
                                                       ----------
                                                       $   14,381
                                                       ==========

7. SHAREHOLDERS' EQUITY

On September 9, 1997, the Company effected a three-for-two stock split for all shares of Common stock. Further, on June 15, 1998, the Company effected a two-for-one stock split for all shares of Common stock.

In May 1996, MedQuist consummated a secondary public offering of its Common stock, selling 6,600 shares at a price of $5.67 per share. In June 1996, the underwriters exercised their overallotment option for an additional 922 shares. After deducting the underwriters' discount and offering expenses, the net proceeds to the Company were $39,442.

In connection with the 1992 issuance of a senior subordinated note, the Company sold to the holder for $1,100 warrants to purchase 1,732 shares of Class A and 1,068 shares of Class B Preferred Stock at an exercise price of $2.50 per share. Each share of Class A and Class B Preferred Stock was convertible into one share of Common stock. During 1994, the holder was issued additional warrants and all warrant exercise prices were reset at $2.43, in accordance with the antidilution provisions of the original warrant agreement. Simultaneous with the closing of the secondary stock offering, the Company and the holder agreed that the holder would exercise the warrants by tendering the $7,000 principal amount of the senior subordinated notes and simultaneously converting the shares of Preferred stock received upon such exercise into 2,888 shares of Common stock. As an inducement for the holder to exercise the warrants and convert the Preferred stock, the Company issued the holder 128 additional shares of Common stock. This inducement, valued at $707 or $0.04 per diluted share, has been recorded as a deduction from the net income available to common shareholders in 1996.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

7. SHAREHOLDERS' EQUITY

In connection with the Company's May 1994 credit agreement, the Company issued the agent bank warrants to purchase 226 shares of Common stock at an exercise price of $2.25 per share. These warrants were exercised on June 12, 1997 by the agent bank for proceeds to the Company of $508.

In connection with the sale of equity securities to certain investors in 1992 and 1993, warrants to purchase Common stock were issued by MRC to these investors. The warrants were fully vested and exercisable at the date of issuance and have terms which permit conversion into Common stock at specified prices during periods ranging from four to five years. The fair value of the warrants at the date of grant was de minimis and therefore no compensation expense has been recorded in the accompanying financial statements. At December 31, 1996 and 1997, warrants to purchase 194 shares at a weighted average exercise price of $12.69 were outstanding. All of the warrants outstanding at December 31, 1997 are exercisable. The warrants were exercised in 1998.

8. STOCK OPTION PLANS

MedQuist has three stock option plans that provide for the granting of options to purchase an aggregate of 5,860 shares of Common stock to eligible employees (including officers) and nonemployee directors of the Company. Options granted may be at fair market value of the Common stock or at a price determined by a committee of the Company's board of directors. The stock options vest and are exercisable over periods determined by the committee.

Information with respect to MedQuist's options is as follows:


                                                    OPTION PRICE    AGGREGATE
                                       SHARES        PER SHARE      PROCEEDS
                                       ------      -------------    --------
Outstanding, December 31, 1994         1,500       $0.67 -$ 2.25    $  2,510
   Granted ...................           918        2.42 -  3.17       2,594
   Exercised .................          (520)       0.67 -  2.42        (796)
   Canceled ..................          (136)       0.67 -  2.25        (259)
                                       ------      -------------    --------

Outstanding, December 31, 1995         1,762        0.67 -  3.17       4,049
   Granted ...................           961        2.80 -  6.94       4,509
   Exercised .................           (98)       1.14 -  5.13        (226)
   Canceled ..................           (90)               3.17        (285)
                                       ------      -------------    --------

Outstanding, December 31, 1996         2,535        1.14 -  6.94       8,047
   Granted ...................           918        5.21 - 16.52      10,988
   Exercised .................          (533)       1.14 - 10.41      (1,277)
   Canceled ..................           (94)       4.37 - 16.52        (481)
                                       ------      -------------    --------

Outstanding, December 31, 1997         2,826       $1.14 -$16.52    $ 17,277
                                       =====                        ========

At December 31, 1997, there were 1,255 exercisable options at an aggregate exercise price of $3,664 and 624 additional options available for grant under the plans.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

8. STOCK OPTION PLANS -- (CONTINUED)

The options outstanding and exercisable by exercise price at December 31, 1997 are as follows:



                                               WEIGHTED
                                                AVERAGE       WEIGHTED                       WEIGHTED
                                               REMAINING      AVERAGE                        AVERAGE
       EXERCISE                NUMBER         CONTRACTUAL     EXERCISE        NUMBER         EXERCISE
       PRICES                OUSTANDING          LIFE          PRICE        EXERCISABLE       PRICE
   ----------------          ----------       -----------     --------      -----------      ---------
   $ 1.14 - $  3.83             1,365            6.15          $  2.40          1,135          $ 2.33
     5.13 -   11.31               894            8.72             6.54             90            6.68
    13.82 -   16.52               567            9.96            14.41             30           13.81
                               ------           -----          -------          -----          ------
                                2,826            7.73          $  6.11          1,255          $ 2.92
                               ======           =====          =======          =====          ======


MRC has reserved 1,291 shares of Common stock for issuance under its Amended and Restated 1992 Employee Stock Option Plan (the "Plan"). The options have been granted at amounts equal to or in excess of the fair market value of MRC's Common stock as determined by the board of directors. The options vest over periods ranging from the date of grant to five years as determined by the board of directors at the date of grant. As of December 31, 1997, the Company had 774 shares outstanding under the Plan and 480 shares available for grant.

The board of directors also has issued options in addition to those issued under the Plan. The number of shares that may be granted under this arrangement has not been limited. These options have been granted at amounts equal to or in excess of fair market value of MRC's Common stock as determined by the board of directors. The options vest over periods ranging from the date of grant to ten years as determined by the board of directors at the date of grant. As of December 31, 1997, the board of directors had granted 647 shares under this arrangement.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

8. STOCK OPTION PLANS -- (CONTINUED)

Information with respect to MRC's options is as follows:

                                                                                               WEIGHTED
                                                                                                AVERAGE
                                                                      OPTION PRICE             EXERCISE
                                                    SHARES             PER SHARE                PRICE
                                                    ------            ------------             --------
Outstanding, December 31, 1994                         653         $  8.19 - $13.56          $     12.76
   Granted ................................            659            8.19 -  12.45                 8.70
   Forfeited/canceled .....................           (631)          12.45 -  13.56                12.47
   Exercised  .............................            (36)               8.19                      8.19
                                                    -------        ----------------           ----------

Outstanding, December 31, 1995 ............            645            8.19 -  12.45                 8.64
   Granted ................................            709            8.31 -  10.48                10.09
   Forfeited/canceled .....................            (66)           8.31 -  12.45                 8.44
                                                    -------        ----------------           ----------

Outstanding, December 31, 1996 ............          1,288            8.19 -  12.45                 9.45
   Granted ................................            232                    10.48                10.48
   Forfeited/canceled .....................            (99)           8.31 -  12.45                 9.59
                                                    -------        ----------------           -----------

Outstanding, December 31, 1997 ............          1,421         $  8.19 - $12.45           $     9.37
                                                    ======         =================          ==========

Options exercisable at December 31, 1997 ..            741         $  8.19 - $12.45           $     9.10
                                                    ======         ================           ==========


The weighted average grant date fair value of MRC options granted during 1995, 1996 and 1997 was $8.70, $10.09 and $10.48, respectively. The weighted average remaining contractual life of the MRC stock options outstanding at December 31, 1997 was 8.05 years.

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and the related interpretations in accounting for its stock option plans. Had compensation cost for the Company's Common stock options been determined based upon the fair value of the options at the date of grant, as prescribed under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) available to common shareholders would have been the following pro forma amounts:


                                                 YEAR ENDED DECEMBER 31
                                          -----------------------------------
                                           1995         1996           1997
                                          ------      --------       --------
Net income (loss):
   As reported .....................      $   87     $   4,581       $  8,733
   Pro Forma .......................        (758)       (1,893)        (6,656)
Basic net income (loss) per share:
   As reported .....................         .01           .19            .28
   Pro forma .......................        (.07)         (.08)          (.21)
Diluted net income (loss) per share:
   As reported .....................         .01           .17            .26
   Pro forma .......................        (.07)         (.08)          (.21)

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

8. STOCK OPTION PLANS -- (CONTINUED)

The fair value of the options granted is estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, volatility of 50.0%-55.0%, risk-free interest rates of 5.3% to 8.0%, and expected lives of five to ten years. The above pro forma amounts may not be indicative of future amounts because option grants prior to January 1, 1995 have not been included and because future option grants are expected.

9. INCOME TAXES

The income tax provision consists of the following:


                                            YEAR ENDED DECEMBER 31
                                   -------------------------------------
                                    1995           1996            1997
                                   -------        -------        -------

Current:
    State and local.......         $   181        $    79        $ 1,176
    Federal ..............             161          1,536          4,317
                                   -------        -------        -------
                                       342          1,615          5,493
Deferred .................            (146)         1,105           (200)
                                   -------        -------        -------
                                   $   196        $ 2,720        $ 5,293
                                   =======        =======        =======

                                           YEAR ENDED DECEMBER 31
                                  --------------------------------------
                                    1995           1996           1997
                                  -------         -------        -------

Continuing operations ....         $   640        $ 2,720        $ 5,293
Discontinued operations:
    Income from operations             796           --             --
    Loss on disposal .....            (959)          --             --
Extraordinary item .......            (281)          --             --
                                   -------        -------        -------
                                   $   196        $ 2,720        $ 5,293
                                   =======        =======        =======

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

9. INCOME TAXES -- (CONTINUED)

A reconciliation of the statutory federal income tax rate to the effective continuing operations income tax rate is as follows:


                                                             YEAR ENDED DECEMBER 31
                                                        ---------------------------------
                                                        1995           1996          1997
                                                        ----           ----          ----

Statutory federal income tax rate ..................     34.0 %        34.0 %        35.0 %
State income taxes, net of federal benefit .........      6.5 %         3.0 %         3.0 %
Impact of Signal and TLF "S" Corporation status ....    (22.2)%        (8.0)%        (4.9)%
Other ..............................................      3.0 %         5.0 %         4.6 %
                                                         ----          ----          ----
                                                         21.3 %        34.0 %        37.7 %
                                                         ====          ====          ====


Signal and TLF were taxed as an "S" Corporation prior to their mergers with MedQuist. Accordingly, the former Signal and TLF shareholders were taxed individually on their companies' taxable income. Therefore, no tax provision is included in the accompanying supplemental financial statements related to Signal and TLF's net income (see Note 1).

The tax effected temporary differences that give rise to deferred income taxes are as follows:

                                            DECEMBER 31
                                      --------------------
                                      1996            1997
                                     -------         -------
Deferred tax asset:
  Restructuring accruals ....        $   119         $   602
  Carryforwards .............          2,005             338
  Accruals and reserves .....          1,570           2,237
                                     -------         -------

                                     $ 3,694         $ 3,177
                                     =======         =======
Deferred tax liability:
  Accumulated depreciation ...       $(1,522)        $(1,475)
  Accumulated amortization ...        (3,970)         (3,518)
  Deferred compensation ......           224             210
  Other ......................        (1,601)         (1,711)
                                     -------         -------
                                     $(6,869)        $(6,494)
                                     ========        =======

MRC has a net operating loss carryforward of approximately $441 at December 31, 1997 that expires through 2011. MRC also has alternative minimum tax credit carryforwards of $162 at December 31, 1997. It is expected that these carryforwards will be utilized in 1998 prior to MRC's merger with MedQuist.

At December 31, 1997, the tax bases of Signal's net assets approximated their reported amount for financial statement purposes. However, Signal and the Company have elected to treat their merger as an asset purchase for income tax purposes. Accordingly, the Company recorded a deferred tax asset and an increase in additional paid-in capital of approximately $4,600 in the quarter ended September 30, 1998, which represents the tax effect of goodwill that will be recorded for income tax purposes.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

10. COMMITMENTS AND CONTINGENCIES

Rent expense for operating leases was $2,433, $5,053 and $4,599 for the years ended December 31, 1995, 1996 and 1997, respectively. Minimum annual rental commitments for noncancelable operating leases having terms in excess of one year as of December 31, 1997, are as follows:


            1998 ..........................           $  4,921
            1999 ..........................              3,899
            2000 ..........................              2,733
            2001 ..........................              1,588
            2002 ..........................                682
            2003 and thereafter ...........                230
                                                      --------
                                                      $ 14,053

The Company has an employment agreement, as amended, with a former Chief Executive Officer who is currently a director of the Company. The agreement entitles this individual to receive retirement benefits of $75 per year for life plus certain other benefits, as defined. Included in other long-term liabilities is $631 and $544 at December 31, 1996 and 1997, respectively, related to these retirement benefits. The employment agreement also requires the Company to loan the former Chief Executive Officer's estate the necessary funds to exercise any options owned by the individual at the time of his death.

The Company has a severance plan for certain executive officers that provides for one-time payments in the event of a change in control, as defined. No liabilities are currently required to be recorded with respect to this plan.

In the normal course of business, the Company is a party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management of the Company, after consultation with legal counsel, does not believe that the resolution of these matters will have a material effect upon the Company's financial position or results of operations.

11. ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1997

On May 28, 1998, the Company completed the acquisition of approximately 94% of the outstanding capital stock of DDI and on July 31, 1998 acquired the remaining shares. The Company issued 912 shares in exchange for all DDI shares. The acquisition was accounted for using the pooling-of-interests method of accounting. Accordingly, the Company's historical financial statements were retroactively restated to reflect the combination with DDI.

On August 18, 1998, the Company completed the acquisition of Signal, which was accounted for using the pooling-of-interests method. The Company issued 619 shares of its Common stock and approximately $1,500 in cash in exchange for all Signal capital stock. The Company's historical financial statements have been restated to reflect the combination with Signal. Signal and the Company have elected to treat their merger as an asset purchase for income tax purposes. The Company recorded a deferred tax asset of approximately $4,600 that was credited directly to shareholders' equity in the quarter ended September 30, 1998 to reflect the tax effect of goodwill that will be recorded for tax purposes (see
Note 9).

On November 30, 1998, the Company completed the acquisition of TLF, which will be accounted for using the pooling-of-interests method. The Company issued 800 shares of its Common stock for all TLF capital stock.

                         MEDQUIST INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

11. ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1997 -- (CONTINUED)

Accordingly, the Company's supplemental consolidated financial statements have been restated to reflect the combination with TLF.

On September 18, 1998 the Company signed a definitive merger agreement with MRC and on December 10, 1998, the merger was consummated. Pursuant to the agreement, the Company exchanged each share of MRC Common stock and each share of MRC Preferred stock on an as-converted basis for 0.5163 shares of its Common stock. In total, the Company issued 8,662 shares of its Common stock to the former MRC shareholders and options to purchase an aggregate of 1,543 shares to the former MRC option holders. The MRC merger will be accounted for as a poling-of-interests. Accordingly, the Company's supplemental consolidated financial statements have been restated to reflect the merger with MRC.

Revenue and net income as previously reported for the years ended December 31, 1995, 1996 and 1997, and as restated for the pooling of interests transactions is as follows:

                                                     YEAR ENDED
                                                 DECEMBER 31, 1997
                                             -------------------------
                                             REVENUES       NET INCOME
                                             --------       ----------
MedQuist, as previously reported .....       $ 84,590        $  7,631
DDI ..................................         10,026             616
Signal ...............................          9,294           1,100
TLF ..................................          4,131             712
MRC ..................................        108,117          (1,326)
                                             --------        --------
Restated .............................       $216,158        $  8,733
                                             ========        ========
                                                     YEAR ENDED
                                                 DECEMBER 31, 1996
                                             -------------------------
                                             REVENUES       NET INCOME
                                             --------       ----------
MedQuist, as previously reported .....        $ 61,480        $  3,477
DDI ..................................           6,937             440
Signal ...............................           8,058             842
TLF ..................................           3,934             882
MRC ..................................          71,700          (1,060)
                                              --------        --------
Restated .............................        $152,109        $  4,581
                                              ========        ========
                                                     YEAR ENDED
                                                 DECEMBER 31, 1995
                                             -------------------------
                                             REVENUES       NET INCOME
                                             --------       ----------
MedQuist, as previously reported .....        $ 45,127        $ (1,667)
DDI ..................................           5,058             104
Signal ...............................           7,120           1,135
TLF ..................................           3,172             642
MRC ..................................          49,180            (127)
                                              --------        --------
Restated .............................        $109,657        $     87
                                              ========        ========

                         MEDQUIST INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

11. ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1997 -- (CONTINUED)

Prior to their mergers with the Company, Signal and TLF were taxed as "S" Corporations. The above net income (loss) amounts do not include a "C" Corporation income tax provision for Signal and TLF of approximately $672, $637 and $682 for the years ended December 31, 1995, 1996 and 1997, respectively.


12. QUARTERLY SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

Year Ended December 31, 1997:


                                                       Three Months Ended
                                        --------------------------------------------------
                                        March 31     June 30     September 30  December 31
                                        --------     -------     ------------  -----------
Revenues .........................      $49,914      $52,999       $55,269       $57,976
Income before income taxes .......        3,283        4,557         4,632         1,554
Net income .......................        2,058        2,931         2,910           834
Basic net income per share .......         0.07         0.10          0.10          0.02
Diluted net income per share .....         0.06         0.09          0.09          0.02

                         MEDQUIST INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                             December 31,     September 30,
                                                                                1997             1998
                                                                             ------------     -------------
                                                                                               (unaudited)
                               ASSETS
Current assets:
   Cash and cash equivalents .............................................    $ 14,489          $ 25,207
   Accounts receivable, net of allowance of $1,298 and $1,821 ............      41,819            47,494
   Prepaid expenses and other current assets .............................       7,181             3,666
                                                                              --------          --------
                  Total current assets ...................................      63,489            76,367
Property and equipment, net ..............................................      25,442            27,184
Other assets .............................................................       2,154             4,132
Intangible assets, net ...................................................      82,382            83,116
                                                                              --------          --------
                                                                              $173,467          $190,799

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
   Current portion of long-term debt .....................................    $  6,792          $  2,038
   Accounts payable ......................................................       5,777             4,879
   Accrued expenses ......................................................      14,618            23,736
                                                                              --------          --------
                  Total current liabilities ..............................      27,187            30,653
Long-term debt ...........................................................       7,589             4,982
Other liabilities ........................................................       1,130               751
Deferred income taxes ....................................................       6,188             3,131
Commitments and contingencies (Note 10)
Shareholders' equity:
   Common stock, no par value, 60,000 shares authorized, 32,138 and 33,123
     shares issued and outstanding .......................................        --                --
   Additional paid-in capital ............................................     119,008           127,930
   Retained earnings .....................................................      12,365            22,767
   Unrealized gain on marketable securities ..............................        --                 585
                                                                              --------          --------
                  Total shareholders' equity .............................     131,373           151,282
                                                                              --------          --------
                                                                              $173,467          $190,799
                                                                              ========          ========


        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES

         SUPPLEMENTAL (UNAUDITED) CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per-share amounts)


                                                 Nine Months Ended September 30,
                                                 -------------------------------
                                                    1997               1998
                                                    ----               ----
Revenues .................................        $ 158,182         $ 199,790
Costs and expenses:
   Cost of revenues ......................          123,112           154,041
   Selling, general and administrative ...           10,692            12,831
   Depreciation ..........................            7,454             9,470
   Amortization ..........................            4,090             2,794
   Transaction costs .....................             --               2,182
                                                  ---------         ---------
                  Total operating expenses          145,348           181,318
Operating income .........................           12,834            18,472
Interest income (expense), net ...........             (362)              211
                                                  ---------         ---------
Income before income taxes ...............           12,472            18,683
Income tax provision .....................            4,573             6,935
                                                  ---------         ---------
Net income ...............................        $   7,899         $  11,748
                                                  =========         =========

Basic net income per share ...............        $    0.25         $    0.36
                                                  =========         =========

Diluted net income per share .............        $    0.24         $    0.34
                                                  =========         =========

Pro forma amounts (Note 3):

   Income before income taxes, as reported        $  12,472         $  18,683

   Income tax provision ..................            5,132             7,405
                                                  ---------         ---------

   Net income ............................        $   7,340         $  11,278
                                                  =========         =========

   Basic net income per share ............        $    0.23         $    0.34
                                                  =========         =========

   Diluted income per share ..............        $    0.23         $    0.33
                                                  =========         =========


        The accompanying notes are an integral part of these statements.

                         MEDQUIST INC. AND SUBSIDIARIES
         SUPPLEMENTAL (UNAUDITED) CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    Nine Months Ended September 30,
                                                                                    -------------------------------
                                                                                        1997             1998
                                                                                      --------         --------
OPERATING ACTIVITIES:
   Net income (loss) .........................................................        $  7,899         $ 11,748
   Adjustments to reconcile net income (loss) to net cash
   provided by operating activities-
       Compensation expense for stock options ................................             --               404
       Deferred tax provision ................................................             388             (270)
       Loss on disposal of property ..........................................              90                1
       Depreciation and amortization .........................................          11,544           12,264
       Changes in assets and liabilities, excluding
          effects of acquisitions and divestitures--
           Accounts receivable, net ..........................................          (4,873)          (5,362)
           Prepaid expenses and other current assets .........................              78             (824)
           Other assets ......................................................               8             (110)
           Accounts payable ..................................................             435             (898)
           Accrued payroll ...................................................           1,807            2,533
           Accrued expenses ..................................................           1,121            6,689
           Other long-term liabilities .......................................             (69)             (68)
                                                                                      --------         --------
                  Net cash provided by operating activities ..................          18,428           26,107
                                                                                      --------         --------
INVESTING ACTIVITIES:
   Purchases of property and equipment .......................................         (10,397)         (11,203)
   Acquisitions, net of cash acquired ........................................          (5,153)          (5,804)
   Purchases of investments ..................................................           1,202            4,610
                                                                                      --------         --------
             Net cash used in investing activities ...........................         (14,348)         (12,397)
                                                                                      --------         --------
FINANCING ACTIVITIES:
   Net borrowings on revolving line of credit ................................            (329)              60
   Repayments of long-term debt ..............................................          (2,114)          (5,287)
   Repayments of obligations under capital leases ............................            (229)            (380)
   Net proceeds from issuance of Common stock ................................           1,485             --
   Proceeds from exercise of Common stock options ............................            --              1,668
   Distributions .............................................................            (860)          (1,014)
   Repurchase and retirement of Common stock .................................            (467)            --
   Proceeds from the exercise of warrants ....................................            --              1,961
                                                                                      --------         --------
           Net cash used in financing activities .............................          (2,514)          (2,992)
                                                                                      --------         --------
NET INCREASE IN CASH AND CASH EQUIVALENTS ....................................           1,566           10,718
CASH AND CASH EQUIVALENTS, BEGINNINGOF PERIOD ................................          14,940           14,489
                                                                                      --------         --------
CASH AND CASH EQUIVALENTS, END OF PERIOD .....................................        $ 16,506         $ 25,207
                                                                                      ========         ========

Supplemental disclosure of cash flow information:
  Cash paid during period for:
   Interest ..................................................................        $    792         $    467
                                                                                      ========         ========
   Income taxes ..............................................................        $  2,059         $  5,006
                                                                                      ========         ========


         The accompanying notes are an integral part of these statements

                         MEDQUIST INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

NOTE 1. BASIS OF PRESENTATION

The information set forth in these statements is unaudited. The information reflects all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation. Results of operations for the period ended September 30, 1998 are not necessarily indicative of the results of operations for the full year. Certain information in footnote disclosures normally included in financial statements have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

On November 30, 1998 and December 10, 1998, the Company consummated the acquisitions of Transcriptions Ltd. of Florida, Inc. ("TLF") and The MRC Group, Inc. ("MRC"), respectively, which will be accounted for using the pooling-of-interests method. Accounting Principles Board Opinion No. 16 precludes the restatement of financial statements for a pooling-of-interests transaction prior to the issuance of financial statements covering a period encompassed by the transaction. Accordingly, the accompanying consolidated financial statements set forth a supplemental presentation of the Company's financial statements retroactively restated to reflect the combinations with TLF and MRC (see Note 3). The accompanying supplemental consolidated financial statements do not include the estimated transaction costs related to the TLF and MRC acquisitions of $9,500, and costs associated with known bonus and severance arrangements with former MRC employees of approximately $1,600, which will be charged to expense in the quarter ended December 31, 1998. In addition, the Company expects to record a restructuring charge in the quarter ended December 31, 1998 for certain costs associated with combining the companies, primarily severance and duplicate faculty leases.

NOTE 2. MRC RESTRUCTURING CHARGES

In 1995, 1996 and 1997, MRC's board of directors approved various management plans which resulted in restructuring charges in the amounts of $347, $644 and $2,075, respectively. The charges were recorded in accordance with the criteria set forth in EITF 94-3; Liability Recognition For Costs To Exit An Activity (Including Certain Costs Incurred In A Restructuring). During the first nine months of 1998, non-cancelable lease costs of $196, asset disposal costs of $291 and severance costs of $110 were paid and charged against the restructuring accrual. At September 30, 1998, the remaining accrued restructuring costs balance in accrued liabilities is $1,136. The components of this balance include $556 for non-cancelable lease costs, $414 for asset disposal costs and $166 for severance and employee contract buy-outs. The Company anticipates that the restructuring will be completed during 1998, however, certain accrued restructuring costs will remain outstanding until all obligations are paid.

NOTE 3. ACQUISITIONS

During 1998, the Company completed three acquisitions accounted for using the purchase method and one immaterial acquisition accounted for using the pooling-of-interest method. Pro forma information is not presented as the acquisitions are not material to the Company.

On May 28, 1998, the Company completed the acquisition of approximately 94% of the outstanding capital stock of Digital Dictation, Inc. ("DDI" and on July 31, 1998 acquired the remaining shares. The Company issued 912 shares in exchange for all DDI shares. The acquisition was accounted for using the pooling-of-interests method of accounting. Accordingly, the Company's historical financial statements were retroactively restated to reflect the combination with DDI.
                                      F-28

                         MEDQUIST INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                           (UNAUDITED -- IN THOUSANDS)

 NOTE 3. ACQUISITIONS -- (CONTINUED)

On August 18, 1998, the Company completed the acquisition of Signal Transcriptions Network, Inc. ("Signal"), which was accounted for using the pooling-of-interests method. The Company issued 619 shares of its Common stock and $l.5 million in cash in exchange for all Signal capital stock. The Company's historical financial statements have been restated to reflect the combination with Signal. Signal and the Company have elected to treat their merger as an asset purchase for income tax purposes. The accompanying consolidated balance sheets include a deferred tax asset of approximately $4,600 that was credited directly to shareholders' equity in the quarter ended September 30, 1998 to reflect the tax effect of goodwill recorded for tax purposes in the Merger.

On November 30, 1998, the Company completed the acquisition of TLF, which will be accounted for using the pooling-of-interests method. The Company issued 800 shares of its Common stock for all TLF capital stock. Accordingly, the Company's supplemental consolidated financial statements have been restated to reflect the combination with TLF.

On September 18, 1998 the Company signed a definitive merger agreement with MRC and on December 10, 1998, the merger was consummated. Pursuant to the agreement, the Company exchanged each share of MRC Common stock and each share of MRC Preferred stock on an as-converted basis for 0.5163 shares of its Common stock. In total, the Company issued 8,662 shares of its Common stock to the former MRC shareholders and options to purchase an aggregate of 1,543 shares to the former MRC option holders. The MRC merger will be accounted for as a poling-of-interests. Accordingly, the Company's supplemental consolidated financial statements have been restated to reflect the merger with MRC.

Revenues and net income as previously reported for the nine months ended September 30, 1997 and 1998 and as restated for the pooling of interests transactions is as follows:


                                             NINE MONTHS ENDED                NINE MONTHS ENDED
                                            SEPTEMBER 30, 1997               SEPTEMBER 30, 1998
                                        --------------------------      ----------------------------
                                        REVENUES        NET INCOME      REVENUES          NET INCOME
                                        --------        ----------      --------          ----------
MedQuist, as previously reported        $ 60,707        $  5,422        $ 92,914(a)        $  8,258(a)
DDI ............................           7,039             425           6,165(b)             253(b)
Signal .........................           6,834             979           5,281(b)             543(b)
TLF ............................           3,075             490           3,688                522
MRC ............................          80,527             583          91,742              2,172
                                        --------        --------        --------           --------
Restated .......................        $158,182        $  7,899        $199,790           $ 11,748
                                        ========        ========        ========           ========

(a)  Includes DDI and Signal amounts from July 1, 1998.
(b)  Reflects amounts from January 1, 1998 to June 30, 1998.


Prior to their mergers with the Company, Signal and TLF were taxed as "S" Corporations. The above net income amounts do not include a "C" Corporation income tax provision for Signal and TLF of approximately $559 and $470 for the nine months ended September 30, 1997 and 1998, respectively.

                         MEDQUIST INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                           (UNAUDITED -- IN THOUSANDS)

NOTE 4. NET INCOME PER COMMON SHARE

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This statement established new standards for computing and presenting earnings per share and requires the restatement of prior year amounts. The Company adopted SFAS No. 128 effective December 31, 1997.

Basic net income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period. Diluted net income per share is calculated by dividing net income by the weighted average number of shares of Common stock outstanding for the period, adjusted for the dilutive effective of Common stock equivalents, which consist of stock options, using the treasury stock method.

The table below sets forth the reconciliation of the numerators and denominators of the basic and diluted net income per share computations:



                                                     NINE MONTHS ENDED SEPTEMBER 30,
                          -----------------------------------------------------------------------------------
                                           1997                                        1998
                          ---------------------------------------     ---------------------------------------
                            NET                         PER SHARE       NET                         PER SHARE
                           INCOME         SHARES         AMOUNT       INCOME          SHARES         AMOUNT
                          -------         ------        ---------     ------          ------        ---------
Basic ............        $ 7,899         31,600        $   0.25      $11,748         32,322        $   0.36
Effect of dilutive
   securities ....           --            1,531           (0.01)        --            2,308           (0.02)
                          -------        -------        --------      -------        -------        --------

Diluted ..........        $ 7,899         33,131        $   0.24      $11,748         34,630        $   0.34
                          =======        =======        ========      =======        =======        ========

NOTE 5. NEW ACCOUNTING PRONOUNCEMENT

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of and Enterprise and Related Information." This statement establishes new standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will have no effect on the Company's financial statements

NOTE 6. SHAREHOLDERS' EQUITY

On September 9, 1997, the Company effected a three-for-two stock split for all shares of Common stock. On June 15, 1998, the Company effected a two-for-one stock split for all shares of Common stock. All shares and per share amounts have been restated for the stock splits.



                                      F-30